Exhibit 99.2

UNIFIED GROCERS, INC.

FOURTH AMENDMENT

TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of March 27, 2013 (the “Effective Date”) and entered into by and among Unified Grocers, Inc., a California corporation (“Borrower”), the financial institutions listed on the signature pages hereof (“Lenders”) and Wells Fargo Bank, National Association, as administrative agent for Lenders (“Administrative Agent”), and is made with reference to that certain Credit Agreement dated as of October 8, 2010, as amended by the First Amendment to Credit Agreement dated as of November 12, 2010, the Second Amendment to Credit Agreement dated as of June 19, 2012 and the Third Amendment to Credit Agreement dated as of December 29, 2012 (as so amended, the “Credit Agreement”), by and among Borrower, Lenders, Union Bank, N.A., as syndication agent for Lenders, Bank of America, N.A., Bank of Montreal and Fifth Third Bank as co-documentation agents for Lenders, and Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, Borrower and Lenders desire to amend the Credit Agreement to change the financial covenants and to provide for monthly financial reporting, in each case as set forth below;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENTS TO THE CREDIT AGREEMENT

1.1 Amendment to Section 6.1: Financial Reports. Section 6.1 of the Credit Agreement is hereby amended by amending and restating clause (i) thereof in its entirety to read as follows:

“(i) Monthly and Quarterly Financials. (a) As soon as available, and in any event within 21 days after the last day of each fiscal month that is not the third fiscal month in a Fiscal Quarter, beginning with the fiscal month ending April 27, 2013, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as of the last day of such fiscal month and the consolidated statement of income of the Borrower and its Subsidiaries for such fiscal month and for the Fiscal Year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous Fiscal Year, prepared by the Borrower and certified to by its chief financial officer, treasurer, or another officer of the Borrower acceptable to the Administrative Agent, and (b) as soon as available, and in any event within 45 days after the close of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, subject to the proviso set forth below, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as of the last day of such Fiscal Quarter and the consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter and for the Fiscal Year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous Fiscal Year, prepared by the Borrower in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified to by its chief financial officer, treasurer, or another officer of the Borrower acceptable to the Administrative Agent; provided, however, that delivery in the time period specified above as to quarterly financial statements (or if longer, the time period allowed by the Securities and Exchange Commission for the delivery of the Borrower’s Form 10-Q pursuant to one extension request, provided that in no event shall such time period exceed 65 days after the close of the applicable Fiscal Quarter of the Borrower) of copies of the Borrower’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of clause (b) of this subsection 6.1(i);”

1.2 Addition of a New Section 6.9: Monthly Borrowing Test. The Credit Agreement is hereby amended by adding a new Section 6.9 to read as follows:

“6.9 Monthly Borrowing Test. As of the last day of each fiscal month, commencing with the fiscal month ending on April 27, 2013, Borrower shall cause the Total Utilization of Revolving Loan Commitments to be less than or equal to the sum of (x) 60% of Trade Accounts Receivable plus (y) 55% of Perpetual Inventory for Resale. A certificate setting forth the calculation of these amounts, in a form acceptable to the Administrative Agent, shall be delivered by Borrower to Administrative Agent within 21 days after the end of each fiscal month. If requested by the Administrative Agent at any time, Borrower shall provide copies of the Borrower’s trade accounts receivable aging reports and perpetual inventory reports. For purposes of this Section 6.9, “Trade Accounts Receivable” shall mean the Borrower’s accounts receivable created in the ordinary course of business and upon which the Borrower’s right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, as reported in the trade accounts receivable aging reports for Borrower’s Commerce and Seattle operations, with the aging for Borrower’s Seattle operations to be adjusted to include those trade accounts receivable that have been deleted from the aging report because payment is in process (and that are actually paid during the following week), and “Perpetual Inventory for Resale” shall mean the inventory reported in the Borrower’s perpetual inventory reports that is product for resale.”

1.3 Amendment to Section 7.6: Financial Covenants. Subsection 7.6A of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“A. Consolidated Total Funded Debt to EBITDAP Ratio. As of the last day of each Fiscal Quarter of the Borrower, the Borrower shall not permit the Consolidated Total Funded Debt to EBITDAP Ratio for the four Fiscal Quarters of the Borrower then ended to be greater than 3.50 to 1; provided that the Consolidated Total Funded Debt to EBITDAP Ratio for the four Fiscal Quarters of the Borrower ending March 30, 2013 shall not be greater than the lesser of (i) 4.50 to 1 or (ii) the John Hancock Leverage Ratio. For purposes of this subsection 7.6A, “John Hancock Leverage Ratio” means the maximum Indebtedness to Consolidated EBITDAP Ratio permitted by Section 8.6(e) of the John Hancock Agreement as of March 30, 2013.”

1.4 Amendment to Section 8.3: Breach of Certain Covenants. Section 8.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“8.3 Breach of Certain Covenants. Failure of Borrower to perform or comply with any term or condition contained in subsection 2.5, 6.1, 6.2, 6.9 or Section 7 (other than Sections 7.8, 7.9 and 7.13) of this Agreement; or”

Section 2. BORROWER’S REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

A. Corporate Power and Authority. Borrower has full right and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by Borrower.

C. No Conflict. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the Amended Agreement do not and will not (a) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Borrower or any Subsidiary Guarantor or any provision of the Organizational

Documents of the Borrower or any Subsidiary Guarantor in any material respect, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting the Borrower or any Subsidiary Guarantor or any of its Property, in each case where such contravention or default, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of the Borrower or any Subsidiary Guarantor other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents.

D. Governmental Consents. No authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution and delivery by Borrower of this Amendment or the performance by Borrower of the Amended Agreement, except for such approvals which have been obtained prior to the date of this Amendment and remain in full force and effect.

E. Binding Obligation. This Amendment has been duly authorized, executed and delivered by Borrower and this Amendment and the Amended Agreement are the valid and binding obligations of the Borrower enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date; provided that, if a representation and warranty, covenant or condition is qualified as to materiality, the applicable materiality qualifier set forth above shall be disregarded with respect to such representation and warranty, covenant or condition for purposes of this condition.

G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute a Default or an Event of Default.

Section 3. MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

1. On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

2. Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

3. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B. Fees and Expenses. Borrower acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby and any other fees otherwise agreed to by Borrower shall be for the account of Borrower.

C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING WITHOUT LIMITATION SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

E. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by each of Borrower, Administrative Agent, Required Lenders and each of the Loan Parties and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

Section 4. ACKNOWLEDGEMENT AND CONSENT BY GUARANTORS

Each guarantor listed on the signature pages hereof (“Guarantors”) hereby acknowledges that it has read this Amendment and consents to the terms thereof, and hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of each Guarantor under its applicable Guaranty shall not be impaired or affected and the applicable Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects. Each Guarantor further agrees that nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment to the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWER:

UNIFIED GROCERS, INC.

By:	/s/ Christine Neal
Name:	Christine Neal
Title:	Senior Vice President of Finance and Treasurer

ADMINISTRATIVE AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
individually as a Lender and as Administrative Agent

By:	/s/ Karen R. Sessions
Name:	Karen R. Sessions
Title:	Senior Vice President

UNION BANK, N.A.,
individually as a Lender and as Syndication Agent

By:	/s/ Susan Swerdlolf
Name:	Susan Swerdlolf
Title:	Sr. Vice President

BANK OF AMERICA, N.A.,
individually as a Lender and as Co-Documentation Agent

By:	/s/ Adam Feit
Name:	Adam Feit
Title:	Senior Vice President

BANK OF MONTREAL,
individually as a Lender and as Co-Documentation Agent

By:	/s/ C. Scott Place
Name:	C. Scott Place
Title:	Director

FIFTH THIRD BANK,
individually as a Lender and as Co-Documentation Agent

By:	/s/ Gary Losey
Name:	Gary Losey
Title:	VP Corporate Banking

COBANK, ACB,
as a Lender

By:	/s/ Hal Nelson
Name:	Hal Nelson
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Guadalupe Martinez
Name:	Guadalupe Martinez
Title:	Relationship Manager

BANK OF THE WEST,
as a Lender

By:	/s/ Nino Cordones
Name:	Nino Cordones
Title:	Vice President

Solely as to Section 4 hereof:
GUARANTORS:

CROWN GROCERS, INC.

By:	/s/ Christine Neal
Name:	Christine Neal
Title:	Senior Vice President of Finance and Treasurer

MARKET CENTRE

By:	/s/ Christine Neal
Name:	Christine Neal
Title:	Senior Vice President of Finance and Treasurer